(MKS LOGO)

EXHIBIT 99.1

MKS Instruments Reports Q1 2016 Financial Results

Andover, Mass., April 25, 2016 — MKS Instruments, Inc. (NASDAQ: MKSI), a global provider of technologies that enable advanced processes and improve productivity, today reports first quarter 2016 financial results.

	GAAP Results	Non-GAAP Results
Net revenues ($ millions)	$184	$184
Gross margin	42.4%	42.4%
Operating margin	12.3%	14.6%
Net income ($ millions)	$17.6	$20.1
Diluted EPS	$0.33	$0.38

First Quarter Financial Results

Sales were $184 million, an increase of 7% from $172 million in the fourth quarter of 2015, and a decrease of 14% from $214 million in the first quarter of 2015.

First quarter net income was $17.6 million, or $0.33 per diluted share, compared to net income of $25.5 million, or $0.48 per diluted share in the fourth quarter of 2015, and $33.8 million, or $0.63 per diluted share in the first quarter of 2015.

Non-GAAP net earnings, which exclude special charges and credits, were $20.1 million, or $0.38 per diluted share, compared to $18.4 million, or $0.34 per diluted share in the fourth quarter of 2015, and $35.5 million, or $0.66 per diluted share in the first quarter of 2015.

During the quarter we also paid a dividend of $9.1 million or $0.17 per share and repurchased 45 thousand shares for $1.5 million.

Commenting on the company’s financial results, Gerald Colella, Chief Executive Officer and President, said, “We are pleased with our first quarter performance, which was marked by stronger than anticipated revenue from our semiconductor customers. These results were driven by improving industry fundamentals and MKS’ strong position in 3D NAND. Moreover, we continue to make progress in broadening our technology and product portfolio and expanding our served available markets. Our pending acquisition of Newport Corporation has passed all necessary regulatory reviews, we successfully secured financing for the acquisition, and subject to approval by the Newport stockholders, we anticipate closing the transaction this Friday.

“Based on current business levels, we expect that sales in the second quarter of 2016 may range from $185 to $205 million, and at these volumes, our non-GAAP net earnings could range from $0.41 to $0.54 per share and GAAP net income could range from $0.27 to $0.41 per share.”

Guidance for the second quarter excludes the effect of the closing of the acquisition of Newport Corporation.

Conference Call Details

A conference call with management will be held on Tuesday, April 26, 2016 at 8:30 a.m. (Eastern Time). To participate in the conference call, please dial (877) 212-6076 for domestic callers and (707) 287-9331 for international callers, and an operator will connect you. Participants will need to provide the operator with the Conference ID of 79005155, which has been reserved for this call. A live and archived webcast of the call will be available on the company’s website at www.mksinst.com.

Use of Non-GAAP Financial Results

Non-GAAP amounts exclude amortization of acquired intangible assets, costs associated with completed and announced acquisitions, income related to the sale of excess and obsolete inventory previously written down to net realizable value, certain excess and obsolete inventory charges, restructuring charges, discrete tax benefits and charges, and the related tax effect of these adjustments. These non-GAAP measures are not in accordance with Accounting Principles Generally Accepted in the United States of America (GAAP). MKS’ management believes the presentation of these non-GAAP financial measures is useful to investors for comparing prior periods and analyzing ongoing business trends and operating results.

About MKS Instruments

MKS Instruments, Inc. is a global provider of instruments, subsystems and process control solutions that measure, control, power, monitor and analyze critical parameters of advanced manufacturing processes to improve process performance and productivity. Our products are derived from our core competencies in pressure measurement and control, materials delivery, gas composition analysis, control and information technology, power and reactive gas generation, and vacuum technology. Our primary served markets are manufacturers of capital equipment for semiconductor devices, and for other thin film applications including flat panel displays, solar cells, light emitting diodes, data storage media, and other advanced coatings. We also leverage our technology in other markets with advanced manufacturing applications including medical equipment, pharmaceutical manufacturing, energy generation and environmental monitoring.

Forward-Looking Statements

This release contains projections or other forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27 of the Securities Act, and Section 21E of the Securities Exchange Act regarding MKS’ future growth and the future financial performance of MKS. These projections or statements are only predictions. Actual events or results may differ materially from those in the projections or other forward-looking statements set forth herein. Among the important factors that could cause actual events to differ materially from those in the projections or other forward-looking statements are the fluctuations in capital spending in the semiconductor industry, and other advanced manufacturing markets, fluctuations in net sales to MKS’ major customers, potential fluctuations in quarterly results, failure to obtain the required approval from the stockholders of Newport Corporation, or other unforeseen impediments to closing that acquisition, the challenges, risks and costs involved with integrating the operations of MKS and any acquired companies, dependence on new product development, rapid technological and market change, acquisition strategy, manufacturing and sourcing risks, volatility of stock price, international operations, financial risk management, and future growth subject to risks. Readers are referred to MKS’ filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q for a discussion of these and other important risk factors concerning MKS and its operations. MKS is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

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Company Contact: Seth H. Bagshaw
Vice President, Chief Financial Officer and Treasurer
Telephone: 978.645.5578

Investor Relations Contact: Monica Gould
The Blueshirt Group
Telephone: 212.871.3927
Email: monica@blueshirtgroup.com

MKS Instruments, Inc.
Unaudited Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended
	March 31, 2016	March 31, 2015	December 31, 2015
Net revenues:
Products	$153,621	$186,096	$143,286
Services	30,060	27,743	29,101

Total net revenues	183,681	213,839	172,387
Cost of revenues:
Products	85,352	98,652	79,553
Services	20,416	18,141	20,035

Total cost of revenues	105,768	116,793	99,588
Gross profit	77,913	97,046	72,799
Research and development	17,227	16,680	16,841
Selling, general and administrative	33,950	30,867	31,555
Acquisition costs	2,494	30	—
Restructuring	—	788	505
Amortization of intangible assets	1,683	1,671	1,693

Income from operations	22,559	47,010	22,205
Interest and other income, net	1,246	504	841

Income before income taxes	23,805	47,514	23,046
Provision (benefit) for income taxes	6,242	13,728	(2,476)

Net income	$17,563	$33,786	$25,522

Net income per share:
Basic	$0.33	$0.63	$0.48
Diluted	$0.33	$0.63	$0.48
Cash dividends per common share	$0.17	$0.165	$0.17
Weighted average shares outstanding:
Basic	53,235	53,214	53,217
Diluted	53,563	53,529	53,554
The following supplemental Non-GAAP earnings information is presented to aid in understanding MKS’ operating results:
Net income	$17,563	$33,786	$25,522
Adjustments (net of tax, if applicable):
Release of tax reserves (Note 1)	—	—	(7,692)
Tax benefit and tax credits (Note 2)	—	—	(1,378)
Excess and obsolete charge (Note 3)	—	—	488
Acquisition costs (Note 4)	2,494	30	—
Restructuring (Note 5)	—	788	505
Amortization of intangible assets	1,683	1,671	1,693
Pro forma tax adjustments	(1,593)	(773)	(761)

Non-GAAP net earnings (Note 6)	$20,147	$35,502	$18,377

Non-GAAP net earnings per share (Note 6)	$0.38	$0.66	$0.34

Weighted average shares outstanding	53,563	53,529	53,554
Income from operations	$22,559	$47,010	$22,205
Adjustments:
Excess and obsolete charge (Note 3)	—	—	488
Acquisition costs (Note 4)	2,494	30	—
Restructuring (Note 5)	—	788	505
Amortization of intangible assets	1,683	1,671	1,693

Non-GAAP income from operations (Note 7)	$26,736	$49,499	$24,891

Non-GAAP operating margin percentage (Note 7)	14.6%	23.1%	14.4%

Gross profit	$77,913	$97,046	$72,799
Excess and obsolete charge (Note 3)	—	—	488

Non-GAAP gross profit (Note 8)	$77,913	$97,046	$73,287

Non-GAAP gross profit percentage (Note 8)	42.4%	45.4%	42.5%

Note 1: We recorded credits for reserve releases related to the settlement of audits and expiration of the statute of limitations.

Note 2: In the fourth quarter of 2015, we recorded a tax benefit of $1.8 million from the reinstatement of the U.S. research tax credit, representing the full year benefit. We excluded the benefit applicable to the first three quarters of 2015, which was $1.4 million, from Non-GAAP net earnings.

Note 3: In the fourth quarter of 2015, we incurred $0.5 million of excess and obsolete inventory charges, related to the discontinuation of a product line.

Note 4: In 2016, we incurred acquisition costs related to the announced acquisition of Newport Corporation, which is expected to close during the second quarter of 2016. In 2015, we incurred acquisition costs related to the Precisive LLC acquisition which closed during the first quarter of 2015.

Note 5: The three months ended December 31, 2015 and March 31, 2015 include restructuring charges related to the outsourcing of an international manufacturing operation and the consolidation of certain other foreign manufacturing locations.

Note 6: The Non-GAAP net earnings and Non-GAAP net earnings per share amounts exclude discrete tax benefits and charges, excess and obsolete inventory charges, acquisition costs, restructuring costs, amortization of intangible assets and the related tax effect of these adjustments to reflect the expected full year effective tax rate in the related quarter.

Note 7: The Non-GAAP income from operations and Non-GAAP operating margin percentages exclude certain excess and obsolete inventory charges, acquisition costs, restructuring costs and amortization of intangible assets.

Note 8: The Non-GAAP gross profit amounts and Non-GAAP gross profit percentages exclude certain excess and obsolete inventory charges.

MKS Instruments, Inc.
Reconciliation of GAAP Income Tax Rate to Non-GAAP Income Tax Rate
(In thousands)

	Three Months Ended March 31, 2016			Three Months Ended March 31, 2015
		Provision	Effective		Provision
	Income Before	(benefit) for	Tax Rate	Income Before	(benefit) for	Effective
	Income Taxes	Income Taxes		Income Taxes	Income Taxes	Tax Rate
GAAP	$23,805	$6,242	26.2%	$47,514	$13,728	28.9%
Adjustments:
Acquisition costs (Note 1)	2,494	—		30	—
Restructuring (Note 2)	—	—		788	—
Amortization of intangible assets	1,683	—		1,671	—
Tax effect of pro forma adjustments	—	1,503		—	817
Adjustment to pro forma tax rate	—	90		—	(44)

Non-GAAP	$27,982	$7,835	28.0%	$50,003	$14,501	29.0%

	Three Months Ended December 31, 2015
		Provision
	Income Before	(benefit) for	Effective
	Income Taxes	Income Taxes	Tax Rate
GAAP	$23,046	$(2,476)	-10.7%
Adjustments:
Release of tax reserves (Note 3)	—	7,692
Tax benefit and tax credits (Note 4)	—	1,378
Excess and obsolete charge (Note 5)	488	—
Restructuring (Note 2)	505	—
Amortization of intangible assets	1,693	—
Tax effect of pro forma adjustments	—	761

Non-GAAP	$25,732	$7,355	28.6%

Note 1: In 2016, we incurred acquisition costs related to the announced acquisition of Newport Corporation, which is expected to close during the second quarter of 2016. In 2015, we incurred acquisition costs related to the Precisive LLC acquisition which closed during the first quarter of 2015.

Note 2: The three months ended December 31, 2015 and March 31, 2015 include restructuring charges related to the outsourcing of an international manufacturing operation and the consolidation of certain other foreign manufacturing locations.

Note 3: We recorded credits for reserve releases related to the settlement of audits and expiration of the statute of limitations.

Note 4: In the fourth quarter of 2015, we recorded a tax benefit of $1.8 million from the reinstatement of the U.S. research tax credit, representing the full year benefit. We excluded the benefit applicable to the first three quarters of 2015, which was $1.4 million, from Non-GAAP net earnings.

Note 5: In the fourth quarter of 2015, we incurred $0.5 million of excess and obsolete inventory charges, related to the discontinuation of a product line.

MKS Instruments, Inc.
Reconciliation of Q2-16 Guidance — GAAP Net Income to Non-GAAP Net Earnings
(In thousands, except per share data)

	Three Months Ended June 30, 2016
	Low Guidance		High Guidance
	$ Amount	$ Per Share	$ Amount	$ Per Share
GAAP net income	$14,500	$0.27	$21,700	$0.40
Acquisition costs (Note 2)	6,600	0.12	6,600	0.12
Integration costs (Note 2)	1,900	0.04	1,900	0.04
Amortization	1,700	0.03	1,700	0.03
Tax effect of adjustments (Note 1)	(2,900)	(0.05)	(2,900)	(0.05)

Non-GAAP net earnings	$21,800	$0.41	$29,000	$0.54

Q2 - 16 forecasted shares		53,700		53,700

Note 1: The Non-GAAP adjustments are tax effected at the estimated Q2-16 tax rate of 28%.

Note 2: These costs relate to the announced acquisition of Newport Corporation, which is expected to close in the second quarter of 2016.

MKS Instruments, Inc.
Unaudited Consolidated Balance Sheet
(In thousands)

	March 31, 2016	December 31, 2015
ASSETS
Cash and cash equivalents	$357,855	$227,574
Short-term investments	308,768	430,663
Trade accounts receivable, net	113,472	101,883
Inventories	151,650	152,631
Other current assets	27,388	26,760

Total current assets	959,133	939,511
Property, plant and equipment, net	67,561	68,856
Goodwill	199,999	199,703
Intangible assets, net	42,575	44,027
Other assets	21,392	21,250

Total assets	$1,290,660	$1,273,347

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$28,076	$23,177
Accrued compensation	20,983	28,424
Income taxes payable	3,510	4,024
Other current liabilities	45,372	35,359

Total current liabilities	97,941	90,984
Other liabilities	21,650	21,482
Stockholders’ equity:
Common stock	113	113
Additional paid-in capital	745,840	744,725
Retained earnings	434,803	427,214
Other stockholders’ equity	(9,687)	(11,171)

Total stockholders’ equity	1,171,069	1,160,881

Total liabilities and stockholders’ equity	$1,290,660	$1,273,347